PRICING SUPPLEMENT NO. 94                                         Rule 424(b)(3)
DATED: May 26, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $63,000,000                       Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
June 1, 1999

Maturity Date:                                       CUSIP#: 073928 JT 1
June 1, 2004
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                      Maximum Interest Rate: N/A

[_]          Commercial Paper Rate                        Minimum Interest Rate: N/A

[_]          Federal Funds Rate                           Interest Reset Date(s): *

[_]          Treasury Rate                                Interest Reset Period: Three Months

[_]          LIBOR Reuters                                Interest Payment Date(s): **

[x]          LIBOR Telerate

[_]          Prime Rate                                   Interest Payment Period: Quarterly

[_]          CMT Rate


Initial Interest Rate: ***

 Index Maturity:  Three Months

 Spread (plus or minus): +0.42%

*        9/01/99, 12/01/99, 3/01/00, 6/01/00, 9/01/00, 12/01/00, 3/01/01,
         6/01/01, 9/03/01, 12/03/01, 3/01/02 6/03/02; 9/02/02; 12/02/02;
         3/03/03; 6/02/03; 9/02/03; 12/01/03; and, 3/01/04.

**       9/01/99, 12/01/99, 3/01/00, 6/01/00, 9/01/00, 12/01/00, 3/01/01,
         6/01/01, 9/03/01, 12/03/01, 3/01/02 6/03/02; 9/02/02; 12/02/02;
         3/03/03; 6/02/03; 9/02/03; 12/01/03; 3/01/04; and, 6/01/04.

***      The three-month LIBOR rate on May 27, 1999 plus 42 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.